Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:

March 25, 2009	News Media
	Eric Grant	(202) 624-6091

Financial Community
	Robert Dennis	(202) 624-6129
WGL Holdings Increases Fiscal Year 2009 Earnings Estimate
•	Fiscal Year 2009 GAAP Earnings Guidance Raised to a Range of $2.53 to $2.65 Per Share
•	Non-GAAP Operating Earnings Estimate Raised to $2.50 to $2.62 Per Share
WGL Holdings Inc. (NYSE: WGL) today raised fiscal year 2009 consolidated earnings estimate on a GAAP basis to a range of $2.53 per share to $2.65 per share. This estimate includes $2.05 per share to $2.11 per share for the regulated utility segment and projected fiscal year 2009 earnings from its unregulated business segments, the retail energy marketing and design-build energy system segments, in a range of $0.48 per share to $0.54 per share.
Fiscal year 2009 consolidated non-GAAP operating earnings estimate was raised to a range of $2.50 per share to $2.62 per share. This estimate includes higher projected fiscal year 2009 earnings from the Company’s unregulated businesses to range from $0.50 per share to $0.56 per share.
A reconciliation of the Company’s fiscal year 2009 GAAP earnings per share estimate to its estimate based on non-GAAP operating earnings per share is attached to this press release in a schedule entitled “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” (Attachment A).
These projections and other strategic and operational matters will be discussed during an analyst conference the Company will hold with the financial community beginning at 9:00 a.m. Eastern time on March 26, 2009. A live webcast of the company’s presentation and related slides will be available to the public via a link on the WGL Holdings Web site, wglholdings.com. The webcast will be archived on the Web site through April 26, 2009.
WGL Holdings, Inc. • 101 Constitution Avenue, N.W. • Washington, DC 20080 • www.wglholdings.com

Attachment A
WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)
The attached reconciliation is provided to clearly identify adjustments made to net income calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) unrealized mark-to-market gains and losses from energy-related derivatives; (ii) certain gains and losses associated with optimizing the utility segment’s system storage capacity assets and (iii) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance.
The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:
•	we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. For our regulated utility segment, we use derivatives to substantially lock-in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. For our retail energy-marketing segment, we use derivatives to lock-in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while the corresponding retail sales commitments are not. With the exception of certain transactions related to the optimization of system storage capacity assets, as discussed below, when these derivatives settle the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled.

•	we adjust for certain gains and losses associated with the optimization of the regulated utility segment’s system storage capacity assets. Transactions to optimize our storage capacity assets are structured to lock-in a profit that is recognized, for regulatory purposes, as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives related to the management of our storage inventory (ii) lower of cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers. In our GAAP results, due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized for regulatory purposes. This reflects a better matching between the economic costs and benefits of the overall optimization strategy.

•	we exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.
There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.
WGL Holdings, Inc. • 101 Constitution Avenue, N.W. • Washington, DC 20080 • www.wglholdings.com

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2009

Consolidated

	Low	High

GAAP Earnings Per Share Guidance Range	$2.53	$2.65
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.01	0.01
Loss on settled derivatives – storage optimization (b)	0.01	0.01
Prior period lower of cost or market adjustment – storage optimization (c)	(0.03)	(0.03)
Prior period gain on settled derivatives – storage optimization (d)	0.04	0.04
Reversal of reserve for natural gas costs (e)	(0.06)	(0.06)

Non-GAAP Operating Earnings Per Share Guidance Range	$2.50	$2.62

Regulated Utility Segment

	Low	High

GAAP Earnings Per Share Guidance Range	$2.05	$2.11
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.01)	(0.01)
Loss on settled derivatives – storage optimization (b)	0.01	0.01
Prior period lower of cost or market adjustment – storage optimization (c)	(0.03)	(0.03)
Prior period gain on settled derivatives – storage optimization (d)	0.04	0.04
Reversal of reserve for natural gas costs (e)	(0.06)	(0.06)

Non-GAAP Operating Earnings Per Share Guidance Range	$2.00	$2.06

Unregulated Business Segments

	Low	High

GAAP Earnings Per Share Guidance Range	$0.48	$0.54
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.02	0.02

Non-GAAP Operating Earnings Per Share Guidance Range	$0.50	$0.56

Footnotes:

(a)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2009. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(b)	Adjustment relates to the current period settlement of physical and financial derivatives resulting from the optimization of the regulated utility segment’s system storage capacity assets.

(c)	Adjustment removing the effects of a lower of cost or market adjustment to reflect the delivery of gas in storage to end-use customers at historical cost.

(d)	To match the recognition of prior period gains on the settlement of physical and financial derivatives with the delivery of gas in storage to end-use customers. These gains resulted from the optimization of the regulated utility segment’s system storage capacity assets.

(e)	In the quarter ended December 31, 2008, Washington Gas recorded a $4.6 million reversal of a reserve for disallowed gas costs in Maryland and recorded income of $4.6 million due to a February 5, 2009 Order issued by the Public Service Commission of Maryland. This Order resolved a contingency related to a proposed order issued by a Hearing Examiner of the PSC of MD in fiscal year 2006.
Headquartered in Washington, D.C., WGL Holdings, Inc. is the parent company of Washington Gas Light Company, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region. In addition, we hold energy-related retail businesses that focus primarily on retail energy marketing and providing design-build energy efficiency solutions to government and commercial clients.
Additional information about WGL Holdings, Inc. is available on its Web site, www.wglholdings.com. Go to www.washingtongas.com for more information about Washington Gas Light Company.
WGL Holdings, Inc. • 101 Constitution Avenue, N.W. • Washington, DC 20080 • www.wglholdings.com